UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2023

DIAMONDHEAD CASINO CORPORATION

DELAWARE

COMMISSION FILE NUMBER: 0-17529

IRS EMPLOYER IDENTIFICATION NO. 59-2935476

1013 Princess Street

Alexandria, Virginia 22314

(703) 683-6800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a- 12 under the Securities Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On March 31, 2023, the Company entered into a Letter of Intent with an unrelated third party. The Agreement provides for purchases of Common Stock of Diamondhead Casino Corporation and purchases of Common Stock of its wholly-owned subsidiary, Mississippi Gaming Corporation.

Mississippi Gaming Corporation

The Letter of Intent provides that the Purchaser will purchase a total of 4.5 million shares of Common Stock of Mississippi Gaming Corporation, or 10% of the Common Stock of Mississippi Gaming Corporation, for a total purchase price of $6,000,000, in two transactions as follows:

1) On or before April 15, 2023, the Purchaser will purchase five percent of the total Common Stock of Mississippi Gaming Corporation for $3,000,000. Upon receipt of payment, Mississippi Gaming Corporation shall issue 2.25 million shares of Common Stock, or five percent of the total authorized Common Stock of Mississippi Gaming Corporation, to the Purchaser.

2) On or before June 30, 2023, the Purchaser will purchase an additional five percent of the total authorized Common Stock of Mississippi Gaming Corporation for $3,000,000. Upon receipt of payment, Mississippi Gaming Corporation shall issue an additional 2.25 million shares of Common Stock, or an additional five percent of the total authorized Common Stock of Mississippi Gaming Corporation to the Purchaser.

The Purchaser will have the right to nominate two directors to the Board of Directors of Mississippi Gaming Corporation. The current Board of Directors of Mississippi Gaming Corporation will examine and review the background, experience and credentials of the nominees and, once acceptable, pass a resolution appointing the Purchaser’s nominees to the Board of Directors contingent upon the first Closing and effective on the date of and immediately following the first Closing. In the event the Purchaser has not nominated a director(s) prior to the first Closing, the Purchaser may do so at any time thereafter.

Diamondhead Casino Corporation

The Letter of Intent provides that the Purchaser will purchase 4,000,000 shares of Common Stock of Diamondhead Casino Corporation at a purchase price of $1.00 per share in two transactions as follows:

3) On or before September 15, 2023, the Purchaser will purchase 2,000,000 shares of Common Stock of Diamondhead Casino Corporation for a total purchase price of $2,000,000. Following Closing, the Company will issue instructions to the Company’s transfer agent to issue 2,000,000 shares of Common Stock to the Purchaser.

4) On or before November 30, 2023, the Purchaser will purchase an additional 2,000,000 shares of Common Stock of Diamondhead Casino Corporation for an additional purchase price of $2,000,000. Following Closing, the Company will issue instructions to the Company’s transfer agent to issue an additional 2,000,000 shares of Common Stock to the Purchaser.

The Purchaser will have the right to nominate two directors to the Board of Directors of Diamondhead Casino Corporation. The current Board of Directors of Diamondhead Casino Corporation will examine and review the background, experience and credentials of the nominees and, once acceptable, pass a resolution appointing the Purchaser’s nominees to the Board of Directors contingent upon Closing of the purchase of a minimum of 2,000,000 shares of Common Stock of Diamondhead Casino Corporation and effective on the date of and immediately following the Closing. In the event the Purchaser has not nominated a director(s) prior to the first purchase of Common Stock of Diamondhead Casino Corporation, the Purchaser may do so at any time thereafter.

The Purchaser’s failure to close when required shall render the remainder of the Agreement null and void.

In consideration of the total purchase price of $10,000,000 for the foregoing purchases of stock, the Purchaser shall also have the right, but not the obligation, to purchase up to twenty acres of Mississippi Gaming Corporation’s Diamondhead, Mississippi Property to be used for a senior citizen and/or assisted living and/or aging complex for an additional purchase price of $75,000 per acre, or a maximum total purchase price of $1,500,000. Mississippi Gaming Corporation will provide two acres of land contiguous to the facility for an open park. The location of the twenty acres shall be determined by mutual agreement of the Purchaser and Mississippi Gaming Corporation, but shall not be in that acreage approved by the Mississippi Gaming Commission for gaming. This right to purchase shall terminate two years from the date of inception of the right (“the Option Period”). The acreage purchased by the Purchaser cannot be used for gambling or gaming of any type or transferred or conveyed to any person or entity for such a purpose. Any deed conveying acreage to the Purchaser will include a prohibition to this effect. In the event a third party tenders an offer for the entire Diamondhead Property prior to Purchaser’s payment of the Option price and the Board of Directors of Mississippi Gaming Corporation accepts the third party’s offer, the Option will be deemed to have expired. In the event, Mississippi Gaming Corporation sells Diamondhead Property for less than Seventy-Five Thousand Dollars per acre in an arms’ length transaction during the Purchaser’s Option Period, the Purchase Price for the Purchaser’s Property will be lowered so that the Purchaser is not paying more than another buyer of the commercial Property.

The proceeds from the foregoing sales of Common Stock are intended to be used to pay down a substantial portion of the debt that is secured by liens on the Diamondhead Property, to pay Diamondhead Property taxes, to pay fees and expenses of outside auditors and accountants to prepare and file the Company’s periodic reports with the Securities and Exchange Commission, to pay legal fees and other fees and expenses relating to the foregoing transactions, to obtain a master plan for the Diamondhead Property and for general corporate purposes. The proceeds from the initial sale of Common Stock will be used to pay plaintiff/lienholders who are owed payment in the approximate amount of $2,207,500, pursuant to an Amendment to Settlement Agreement entered into in Arneault et al. v. Diamondhead Casino Corporation (In the United States District Court for the District of Delaware (C.A. No. 1:16-cv-00989-LPS).

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDHEAD CASINO CORPORATION

By:	/s/ Deborah A. Vitale
Deborah A. Vitale
President

Dated: April 3, 2023